EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Each of the undersigned certifies that, to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Affymetrix, Inc.

August 7, 2009	/s/ KEVIN M. KING
	Name:	Kevin M. King
	Title:	Director, President and Chief Executive Officer

/s/ JOHN C. BATTY
	Name:	John C. Batty
	Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer